CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement) of our reports dated February 25, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of T. Rowe Price Institutional Large-Cap Core Growth Fund, T. Rowe Price Institutional Large-Cap Growth Fund, T. Rowe Price Institutional Large-Cap Value Fund, T. Rowe Price Institutional Mid-Cap Equity Growth Fund, T. Rowe Price Institutional Small-Cap Stock Fund and T. Rowe Price Institutional U.S. Structured Research Fund (comprising T. Rowe Price Institutional Equity Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Fund Service Providers" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, MD
April 28, 2010